CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38025, 333-65051, 333-86649, 333-84720, 333-91464, 333-116467, 333-136425, 333-154715, 333-159877, 333-167197, 333-176211, 333-182931, 333-192089, 333-200032, 333-207866, 333-212242, 333-218902, 333-225874, and 333-232431) of Harmonic Inc. of our report dated March 5, 2018, except for the effects of the changes in presentation of revenue and cost of revenue discussed in Note 2, as to which the date is February 28, 2020, relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
February 28, 2020